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                                                                    EXHIBIT 6(b)

            AMENDMENT NO. 1 TO DISTRIBUTION AGREEMENT


          This Amendment, dated as of the 22nd day of December, 1995, is entered into between EMERALD FUNDS (the "Trust"), a Massachusetts business trust, and Emerald Asset Management, Inc., a Florida Corporation ("EAM").

          WHEREAS, the Trust and EAM have entered into a Distribution Agreement dated as of January 4, 1994 (the "Distribution Agreement"), pursuant to which the Trust has appointed EAM to act as Distributor to the Trust for its portfolios, including its Equity Fund, U.S. Government Securities Fund, Florida Tax-Exempt Fund, Small Capitalization Fund, Balanced Fund, Managed Bond Fund, Short-Term Fixed Income Fund, Prime Fund, Treasury Fund, Tax-Exempt Fund, Prime Trust Fund and Treasury Trust Fund; and

          WHEREAS, the Trust has established the International Equity Fund and Equity Value Fund, (the "Additional Funds") and desires to retain EAM to act as the distributor therefor, and EAM has notified the Trust that it is willing to serve as distributor for the Additional Funds; and

          WHEREAS, Section VII of the Distribution Agreement provides that said Agreement may be amended as provided therein;

          NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

          1. APPOINTMENT. The Trust hereby appoints EAM to act as the distributor to the Trust for the Additional Funds for the period and on the terms set forth in the Distribution Agreement. EAM hereby accepts such appointment and agrees to render the services set forth in the Distribution Agreement.

          2. CAPITALIZED TERMS. From and after the date hereof, the term "Funds" as used in the Distribution Agreement shall be deemed to include the Additional Funds. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Distribution Agreement.

          3. MISCELLANEOUS. Except to the extent supplemented hereby, the Distribution Agreement shall remain unchanged and in full force and effect and is hereby ratified and confirmed in all respects as supplemented hereby.

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          IN WITNESS WHEREOF, the undersigned have executed this Addendum as of the date and year first above written.


                                                 EMERALD FUNDS



Attest/s/ Jeffrey A. Dalke                       By:/s/ William Blundin
      ---------------------------                   -----------------------
      Secretary                                     Title


                                                 EMERALD ASSET MANAGEMENT, INC.


Attest                                           By:/s/ William Blundin
       --------------------------                   ------------------------
      Secretary                                      Title Vice Chairman




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